UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

SS&C Technologies Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 20, 2014, the Board of Directors of SS&C Technologies Holdings, Inc. (“SS&C”) elected Michael J. Zamkow as a director.  Mr. Zamkow was designated as a Class I Director and was elected to serve until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

The Board awarded Mr. Zamkow an option to purchase 21,250 shares of SS&C’s common stock with an exercise price of $44.75, which was equal to the closing price of SS&C’s common stock on the NASDAQ Global Select Market on the grant date, June 20, 2014.  The option was 100% vested on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.
Date: June 23, 2014	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President and General Counsel